UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 23, 2006 (January 17, 2006)
COMMUNITY FIRST, INC.
(Exact name of registrant as specified in charter)

Tennessee	0-49966	04-3687717
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

501 South James M. Campbell Blvd.
Columbia, Tennessee		38401
(Address of principal executive offices)		(Zip Code)
(931) 380-2265
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On January 17, 2006 (the “Grant Date”), the Board of Directors of Community First, Inc. (the “Company”) awarded Marc Lively, the Company’s Chief Executive Officer and President, 346 restricted shares of the Company’s common stock, pursuant to the Company’s 2005 Stock Incentive Plan (the “Plan”). The restricted shares will vest in two equal installments on each of the first and second anniversaries of the Grant Date. The restricted stock award is subject to the terms and conditions of the Plan and the restricted stock agreement between Mr. Lively and the Company, a form of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits
10.1	Form of Restricted Stock Agreement under the Community First, Inc. 2005 Stock Incentive Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY FIRST, INC.
By:	/s/ Marc R. Lively
Marc R. Lively
Chief Executive Officer/President

Date: January 23, 2006

EXHIBIT INDEX

10.1	Form of Restricted Stock Agreement under the Community First, Inc. 2005 Stock Incentive Plan